Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Lee Enterprises, Incorporated and Subsidiaries of our report dated November 6, 2009, relating to our audit of the consolidated financial statements of Madison Newspapers, Inc. and Subsidiary, which appears in Lee Enterprises Incorporated’s Annual Report on Form 10-K for the year ended September 27, 2009.

/s/ McGladrey & Pullen LLP

Madison, Wisconsin
June 30, 2010